EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 9, 2020 relating to the financial statements of Iteris, Inc. and subsidiaries and the effectiveness of Iteris, Inc. and subsidiaries' internal control over financial reporting, appearing in the Annual Report on Form 10-K of Iteris, Inc. for the fiscal year ended March 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, CA
December 22, 2020